UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 2, 2023
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On October 2, 2023, Kevin Moug, the Chief Financial Officer and Senior Vice President, of Otter Tail Corporation (the Company), notified the Company of his intention to retire effective December 31, 2023.
(c) The Board has elected Todd Wahlund to the position of Vice President and Chief Financial Officer, effective on Mr. Moug’s retirement.
Mr. Wahlund, age 53, currently serves as the Chief Financial Officer and Vice President, Finance for Otter Tail Power Company, the Company’s electric utility, and has served in this role since 2018. Mr. Wahlund served in roles of increasing responsibility at Otter Tail Power and at the Company for the past 31 years. Prior to his current role, he served as Vice President of Financial Planning and Treasurer for the Company and Vice President of Finance and Planning for the Varistar Manufacturing Platform. He also spent more than a decade at Otter Tail Power Company in roles of increasing responsibility including accounting, risk management, resource planning, energy trading, renewable development and operations.
There are no family relationships between Mr. Wahlund and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.
On assuming the role, Mr. Wahlund’s compensation package will consist of base salary of $415,000, annual cash incentive target of 50% of base pay, long-term incentive target amount of $400,000 and other benefits commensurate with those of the Company’s existing named executive officers, as described in the Company’s most recently filed definitive proxy statement. Long-term incentive awards currently consist of performance share awards that are earned over three-year performance periods and restricted stock units that vest at a rate of 25% per year over a four-year period.
Following a change in control, if the Company terminates Mr. Wahlund’s employment without cause, or he terminates his employment for good reason, Mr. Wahlund will receive (i) severance pay equal to two times the sum of his salary (at the highest annual rate in effect during the two years prior to the termination) and average annual incentive compensation (for the two years prior to the termination), (ii) two years of continued life, health and disability insurance, and (iii) other benefits consistent with those provided to other named executive officers. Like the other named executive officers, Mr. Wahlund will also participate in the Company’s Executive Severance Plan, which will provide him with a severance payment equal to 1.5 times the sum of base pay plus the target annual cash incentive payment if the Company terminates his employment without cause, or if he terminates the employment relationship for good reason.
A copy of the press release issued by the Company announcing Mr. Moug’s retirement and Mr. Wahlund’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The Form of Change in Control Severance Agreement (2023) and the Executive Severance Plan (2015) are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10.1	Form of Change in Control Severance Agreement (2023)
	10.2	Executive Severance Plan (2015)
	99.1	Press Release of Otter Tail Corporation dated October 4, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: October 4, 2023	By:	/s/ Jennifer O. Smestad
Jennifer O. Smestad
Vice President, General Counsel and Corporate Secretary